AMENDMENT NO. 1
                                       TO
                                RIGHTS AGREEMENT
                                     BETWEEN
                              MATLACK SYSTEMS, INC.
                                       AND
                         REGISTRAR AND TRANSFER COMPANY

     This Amendment No. 1 dated as of the 13th day of February, 1998 amending that certain Rights Agreement (the "Rights Agreement") dated as of June 14, 1989 between Matlack Systems, Inc. (the "Company") and Registrar and Transfer Company (the "Rights Agent").

     WHEREAS, Section 26 to the Rights Agreement provides that as long as the Rights defined in and created by the Rights Agreement (the "Rights") are redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights or the Common Stock of the Company (the "Common Stock"), provided that no such supplement or amendment shall be made which changes the Redemption Price (as defined in the Rights Agreement), the Final Expiration Date (as defined in the Rights Agreement) or the number of shares of Common Stock for which a Right is exercisable; and

     WHEREAS, the Company wishes to provide the Board of Directors with discretion in redeeming the Rights; and

     WHEREAS, the Company and the Rights Agent wish to amend the Agreement to reflect the foregoing desire:

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Unless otherwise defined herein, terms used herein which are defined in the Agreement shall have the meanings given them in the Agreement.


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


     2. Amendments.

        (a) Section 1 of the Agreement is hereby amended by inserting a new clause "(kk)," reading as follows:

                    "Exempt Transaction" shall mean a share exchange,
               consolidation, merger or other transaction in respect of which the Board of Directors has waived the application of either
               Section 13 or Section 11(a)(ii), whichever is applicable, pursuant to the provisions of Section 23(c)."

        (b) Section 1(aa) of the Agreement is hereby amended by inserting the following language after the word "hereof":

                    ", provided however that a Section 11 (a) (ii) Event shall not include an Exempt Transaction."

        (c) Section 1(cc) of the Agreement is hereby amended by inserting the following language after the word "hereof":

                    ", provided however that a Section 13 Event shall not
               include an Exempt Transaction."

        (d) Section 23 of the Agreement is hereby amended by adding a new clause
(c) to the end of the Section, reading as follows:

                    "The Board of Directors may, until a Triggering Event shall have occurred, upon written notice (including notice by telecopy) to the Rights Agent, determine to waive the application of either
               Section 13 or Section 11(a)(ii), whichever is applicable, to a Triggering Event."

     3. Representations and Warranties of the Company.

                  The Company represents and warrants to the Rights Agent that
(i) this Amendment


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


No. 1 is permitted under the terms of the Rights Agreement, and (ii) this Amendment No. 1 does not change the Redemption Price, the Final Execution Date or the number of shares of Common Stock for which a Right is exercisable under the Rights Agreement.

     4. Effect. Except as expressly modified hereby, all terms and provisions of the Agreement remain unamended and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Rights Agreement to be duly executed, all as of the day and year first above written.

                                            Matlack Systems, Inc.



                                            By: /s/ John W. Rollins, Jr.
                                                -------------------------------
                                                Chairman of the Board


                                            Registrar and Transfer Company

                                            By: /s/ Thomas L. Montrone
                                                -------------------------------
                                                President and CEO


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